As filed with the Securities and Exchange Commission on August 7, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AGENUS INC.

(Exact name of Registrant as specified in its charter)

Delaware	06-1562417
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3 Forbes Road

Lexington, MA 02421

(781) 674-4400

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Garo H. Armen

Chief Executive Officer and Chairman of the Board

Agenus Inc.

3 Forbes Road

Lexington, MA 02421

(781) 674-4400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Wesley C. Holmes

Samuel P. Niles

Latham & Watkins LLP

200 Clarendon Street

Boston, MA 02116

(617) 948-6060

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 7, 2026.

PROSPECTUS

Agenus Inc.

77,976,718 Shares

Common Stock

Offered by the Selling Securityholders

The selling securityholders may, from time to time and at their respective option, offer and sell up to 77,976,718 shares in the aggregate of common stock identified above, of which 1,626,015 shares are presently issued and outstanding, 21,409,212 shares are issuable upon exercise of presently issued and outstanding pre-funded warrants to purchase common stock and 54,941,491 shares are issuable upon exercise of presently issued and outstanding purchase warrants to purchase common stock, from time to time in one or more offerings. This prospectus provides you with a general description of these securities. See the section of this prospectus entitled “Description of Securities” for more information. We will receive the proceeds from any exercise of the warrants for cash, if any. We will not receive any proceeds from the sale of our common stock by the selling securityholders. The selling securityholders are under no obligation to us to sell any of the shares covered by this prospectus and may sell all, some, or none of such shares.

Each time any of the selling securityholders offers and sells securities, such selling securityholders may provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

The selling securityholders, together or separately, may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the Nasdaq Capital Market under the symbol “AGEN.” On August 6, 2026, the last reported sale price of our common stock on the Nasdaq Capital Market was $7.49 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, the selling securityholders may, from time to time and if they respectively choose to do so, sell up to 77,976,718 shares of common stock in one or more offerings as described in this prospectus. The registration statement of which this prospectus is a part is being filed with the SEC in satisfaction of our obligations under the Registration Rights Agreement, dated as of July 13, 2026, by and among us and the selling securityholders party thereto. This prospectus relates to the possible resale of such shares by the selling securityholders from time to time, but the selling securityholders are under no obligation to us to sell such shares.

In connection with the offer and sale of securities by the selling securityholders, the selling securityholders may provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any such prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement or free writing prospectuses, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we, nor the selling securityholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless the context requires otherwise, in this prospectus, the words “we,” “us,” “our,” the “Company,” and “Agenus” refer to Agenus Inc., a Delaware corporation, and unless the context indicates otherwise, also includes our wholly-owned subsidiaries. When we refer to “you,” we mean the potential holders of the applicable series of securities.

We use our trademarks and our logo in this prospectus and the documents incorporated by reference. This prospectus and the documents incorporated by reference also include trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the “SEC”). The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is

http://www.sec.gov.

Our web site address is https://www.agenusbio.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 16, 2026.

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2026.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 11, 2026.

•

Our Current Reports on Form 8-K filed with the SEC on January 8, 2026, January  14, 2026, January  16, 2026 (solely with respect to Items 2.01, 3.02 and 9.01(b)), March  26, 2026, May  15, 2026, June  23, 2026, July  6, 2026 and July 13, 2026 (solely with respect to Items 1.01, 3.02 and 8.01).

•

The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on January 24, 2000, pursuant to Section  12(b) of the Securities Act, as updated by “Description of Securities” filed as Exhibit  4.13 to our Annual Report on Form 10-K for the year ended December 31, 2025, and any other amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Agenus Inc.

3 Forbes Road

Lexington, MA 02421

Attention: Legal Department

Telephone: (781) 674-4400

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

We are a clinical-stage biotechnology company focused on discovering and developing immunotherapies for cancer and infectious disease. Our primary business is immuno-oncology, where we are advancing antibody-based programs to activate innate and adaptive immunity, overcome tumor immune evasion and expand the population of patients who may benefit from immunotherapy. Our lead clinical program is botensilimab, alone and in combination with balstilimab. We also maintain select clinical-stage immuno-oncology assets, which may be used as standalone agents or be complimentary to botensilimab plus balstilimab. We also maintain an equity investment in MiNK Therapeutics, Inc., with an approximate fair value of $24.3 million as of December 31, 2025, and a majority ownership of a vaccine adjuvant business through our subsidiary SaponiQx, Inc.

We use internal discovery, translational, clinical and regulatory capabilities together with selected collaborations to advance product candidates. Following our strategic realignment announced in December 2024, we prioritized the botensilimab/balstilimab program and temporarily paused certain non-core preclinical and clinical activities while we evaluate partnering, as well as targeted funding opportunities.

Our common stock is currently listed on The Nasdaq Capital Market under the symbol “AGEN.”

You can find more information about us in our filings with the SEC referenced in the sections in this prospectus titled “Where You Can Find More Information; Incorporation by Reference.”

Our principal executive office is located at 3 Forbes Road, Lexington, MA, 02421, and our telephone number is (781) 674-4400.

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, any information incorporated by reference herein and other written and oral statements we make from time to time, contain certain “forward-looking” statements, including within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify these forward-looking statements by the fact they use words such as “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will,” “potential,” “opportunity,” “future” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. These statements are likely to relate to, among other things, our business strategy, our research and development, our product development efforts, our ability to commercialize our product candidates, the activities of our licensees, our prospects for initiating partnerships or collaborations, the timing of the introduction of products, the effect of new accounting pronouncements, uncertainty regarding our future operating results and our profitability, anticipated sources of funds as well as our plans, objectives, expectations, and intentions.

We have included more detailed descriptions of these risks and uncertainties and other risks and uncertainties applicable to our business that we believe could cause actual results to differ materially from any forward-looking statement in the “Risk Factors” section of this prospectus and the documents incorporated by reference herein including, but not limited to, the risk factors incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, our subsequent Quarterly Reports on Form 10-Q and our other filings with the SEC. We encourage you to read those descriptions carefully. Although we believe we have been prudent in our plans and assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can be achieved. We caution investors not to place significant reliance on forward-looking statements contained or incorporated by reference in this prospectus; such statements need to be evaluated in light of all the information contained or incorporated by reference in this prospectus. Furthermore, the statements speak only as of the date of each document, and we undertake no obligation to update or revise these statements, except as required under applicable law.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to purchase our securities, you should carefully consider the risk factors relating to Agenus that are incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information; Incorporation By Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.

USE OF PROCEEDS

We are registering the resale of certain shares of our common stock that may be issued upon exercise of warrants. We will receive the proceeds from any exercise of warrants for cash. We intend to use the proceeds from the exercise of warrants for cash for general corporate and working capital purposes.

We will not receive any of the proceeds from the sale of common stock being offered by any of the selling securityholders. Any sale of common stock under this prospectus by the selling securityholders will not result in any proceeds to the Company.

DESCRIPTION OF SECURITIES

Our common stock, par value $0.01 per share (“Common Stock”), is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have no other class of securities registered under Section 12 of the Exchange Act.

The following description of our securities and certain provisions of our amended and restated certificate of incorporation, as amended (our “certificate of incorporation”), and our amended and restated bylaws (our “bylaws”), are summaries and are qualified in their entirety by reference to the full text of our certificate of incorporation, our bylaws and the applicable securities, each of which has been publicly filed with the SEC, and the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”). See “Where You Can Find More Information; Incorporation by Reference.”

Common Stock

We are authorized to issue up to 800,000,000 shares of Common Stock, with 45,009,670 issued and outstanding as of July 31, 2026.

Each holder of the Common Stock shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote. The Common Stock does not have cumulative voting rights. Directors are elected by a plurality of the votes cast by the stockholders entitled to vote on the election.

Dividends of cash or property may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by our board of directors (the “Board”) and subject to any preferential dividend rights of any then outstanding preferred stock. The holders of the Common Stock shall have no preemptive rights to subscribe for any shares of any class of stock of the Company whether now or hereafter authorized. The Common Stock shall not be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of our capital stock. Upon the dissolution, liquidation or winding up of the affairs of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Company and of the preferential and other amounts, if any, to which the holders of preferred stock shall be entitled, holders of Common Stock shall be entitled to receive all assets of the Company available for distribution to its stockholders, ratably in proportion to the number of shares held by each such stockholder.

Anti-Takeover Effects of the Charter, By-laws and the DGCL

Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock and preferred stock are available for future issuance without stockholder approval, except as may be required by applicable stock exchange requirements. The Board has the authority under the certificate of incorporation to issue preferred stock with rights superior to the rights of the holders of Common Stock. As a result, the issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock.

Classified Board; Size of Board; Vacancies

The certificate of incorporation provides that the Board be divided into three classes, with staggered three-year terms. As a result, only one class of directors is elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. The certificate of incorporation also provides that the number of directors may be fixed pursuant to a resolution adopted by the Board. Our Board has the right to fill any vacancies resulting from death, resignation, disqualification or removal, as well as any newly created directorships arising from an increase in the size of the Board.

Removal of Directors

The certificate of incorporation provides that our directors may be removed only for cause by the affirmative vote of at least a majority of the outstanding shares of capital stock entitled to vote at a special meeting called at least in part for that purpose.

Action by Written Consent; Special Meeting of Stockholders

The certificate of incorporation requires that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and cannot be taken by written consent in lieu of a meeting. A special meeting of the stockholders may be called only by the President of the Company or the Board. These provisions may have the effect of delaying, deferring or preventing a change in control and may also delay or prevent changes in management of the Company.

Advance Notice Procedures

The bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the Board. Stockholders at an annual meeting are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given the Chairman of the Board, President or Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the bylaws do not give the Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

Super Majority Approval Requirements

The certificate of incorporation provides that the affirmative vote of holders of at least 80% of the total votes eligible to be cast in the election of directors is required to amend, alter, change or repeal specified provisions. This requirement of a supermajority vote to approve amendments to the Charter could enable a minority of the Company’s stockholders to exercise veto power over any such amendments.

Section 203 of the DGCL

The Company is subject to Section 203 of the DGCL, which regulates acquisitions of some Delaware corporations. In general, Section 203 prohibits, with some exceptions, a publicly held Delaware corporation such as us from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions: before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Transfer Agent

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

Preferred Stock

Undesignated Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock, par value $0.01 per share.

Under the terms of our certificate of incorporation, our Board is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our Board has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Other than the outstanding shares of Series A-1 Preferred Stock described below, there are no shares of preferred stock outstanding.

We could issue preferred stock that could have other rights, including economic rights senior to our Common Stock, so that the issuance of the preferred stock could adversely affect the market value of our Common Stock. The effects of issuing preferred stock could include one or more of the following:

•	restricting dividends on the Common Stock;

•	diluting the voting power of the Common Stock;

•	impairing the liquidation rights of the Common Stock; or

•	discouraging, delaying or preventing changes in control or management of the Company.

Series A-1 Preferred Stock

Of the 5,000,000 shares of preferred stock authorized under our certificate of incorporation, 31,620 shares have been designated as Series A-1 convertible preferred stock and are issued and outstanding as of July 31, 2026 (the “Series A-1 Convertible Preferred Stock”), which shares are currently convertible into 16,666 shares of Common Stock.

Under the terms and conditions of the Certificate of Designation creating the Series A-1 Preferred Stock, the Series A-1 Preferred Stock is convertible by the holder at any time into our Common Stock, is non-voting, has an initial conversion price of $1,897.20 per share of Common Stock (subject to adjustment) and is redeemable by us at its face amount, plus any accrued and unpaid dividends. The Certificate of Designation does not contemplate a sinking fund. The Series A-1 Preferred Stock ranks senior to our common stock. In a liquidation, dissolution, or winding up of the Company, the Series A-1 Preferred Stock’s liquidation preference must be fully satisfied before any distribution could be made to the holders of the common stock. Other than in such a liquidation, no terms of the Series A-1 Preferred Stock affect our ability to declare or pay dividends on our Common Stock as long as the Series A-1 Preferred Stock’s dividends are accruing. The liquidation value of this Series A-1 Preferred Stock is equal to $1,000 per share outstanding plus any accrued unpaid dividends.

2026 Private Placement Warrants

On July 13, 2026, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) for a private placement (the “Private Placement”) with certain institutional and other accredited investors (each, a “Purchaser” and collectively, the “Purchasers”). The closing of the Private Placement (the “Closing”) occurred on July 15, 2026.

Under the terms of the Purchase Agreement, the Company issued and sold (i) 1,626,015 shares of Common Stock, (ii) pre-funded warrants (“Pre-Funded Warrants”) to purchase 21,409,212 shares of Common Stock (“Pre-Funded Warrant Shares”), with an exercise price of $0.01 per share, (iii) accompanying Series A purchase warrants (“Series A Warrants”) to purchase 21,144,277 shares of Common Stock (“Series A Warrant Shares”), with an exercise price of $4.02 per share, and (iv) accompanying Series B purchase warrants (“Series B Warrants”) to purchase 33,797,214 shares of common stock (“Series B Warrant Shares”), with an exercise price of $5.03 per share. The combined effective purchase price per share of Common Stock (or Pre-Funded Warrant to purchase one share), and accompanying Series A Warrant to purchase approximately 0.91791 shares of Common Stock and Series B Warrant to purchase approximately 1.46720 shares of Common Stock, was $3.69 (less the exercise price of the Pre-Funded Warrant, if applicable), for aggregate gross proceeds of approximately $85 million, before deducting Private Placement expenses. Assuming the exercise in full of the Series A Warrants and Series B Warrants, there would be up to an additional $255 million in gross proceeds upon exercise of such warrants.

Each Pre-Funded Warrant is exercisable at any time after the date of issuance and will not expire until exercised in full.

Each Series A Warrant is exercisable immediately and will expire upon the earlier of July 15, 2031 and the date that is 30 days following the day that we publicly disclose (either by press release or Current Report on Form 8-K) that at least 60 patients have been dosed in the Phase 3 clinical trial of our botensilimab and balstilimab combination product candidate for the neoadjuvant treatment of colon cancer. In addition, at any time prior to the expiration date, a holder of a Series A Warrant may not transfer such warrant, in whole or in part, without simultaneously transferring to the same transferee (and such transferee accepting all of the rights and obligations in respect of and agreeing to be bound by) a corresponding pro rata portion of the Series B Warrant held by such holder. At the option of the holder, the Series A Warrant may be exercised for, in lieu of shares of Common Stock, pre-funded warrants to purchase shares of Common Stock.

Each Series B Warrant is exercisable immediately and will expire upon the earliest of (i) July 15, 2031, (ii) the date that is 30 days following the day that we publicly disclose (either by press release or Current Report on Form 8-K) pathologic response data for at least 50 patients that were dosed in the Phase 3 clinical trial of the Company’s botensilimab and balstilimab combination product candidate for the neoadjuvant treatment of colon cancer and (iii) unless the holder thereof shall at such time have exercised in full the Series A Warrant held by such holder, 12:01 a.m. (New York City time) on the date immediately following the expiration date of the Series A Warrant. In addition, at any time prior to the expiration date of the Series A Warrant, a holder of a Series B Warrant may not transfer such warrant, in whole or in part, without simultaneously transferring to the same transferee (and such transferee accepting all of the rights and obligations in respect of and agreeing to be bound

by) a corresponding pro rata portion of the Series A Warrant. At the option of the holder, the Series B Warrant may be exercised for, in lieu of shares of Common Stock, pre-funded warrants to purchase shares of Common Stock.

A holder of Pre-Funded Warrants, Series A Warrants or Series B Warrants may not exercise such applicable warrant if the holder, together with its affiliates, would beneficially own more than 4.99% or 9.99% of the number of Common Stock outstanding immediately after giving effect to such exercise. A holder of Pre-Funded Warrants, Series A Warrants or Series B Warrants may increase or decrease this percentage to a percentage not in excess of 19.99% by providing at least 61 days’ prior notice to the Company. In addition, the Series A Warrants and Series B Warrants also include certain rights upon “fundamental transactions” (as described in such warrants), including that, in connection with a fundamental transaction at which the stockholders of the Company receive as consideration solely cash and/or equity securities a person or entity that are not traded on a national securities exchange, or a fundamental transaction that is a “Rule 13e-3 transaction” (as defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended), each such holder of a Series A Warrant or Series B Warrant may require, at its option, we or a successor entity to purchase such warrant from such holder by paying such holder an amount in cash equal to the Black Scholes value (as described in such warrant) of the unexercised portion of such warrant on the date of the consummation of such fundamental transaction.

Private Placement Registration Rights

We agreed to prepare and file with the SEC a registration statement by no later than August 29, 2026 covering the public resale pursuant to the Securities Act of the shares of Common Stock issued, and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, Series A Warrants and Series B Warrants issued, in each case, pursuant to the Purchase Agreement, and have further agreed to use reasonable best efforts to have such registration statement declared effective as soon as reasonably practicable after the filing thereof, but in no event later than October 13, 2026. The registration statement on Form S-3 of which this prospectus is a part is being filed with the SEC in accordance with the aforementioned obligations.

Expenses and Indemnification

Ordinarily, other than underwriting discounts (it being understood that the selling securityholders shall not be deemed to be underwriters solely as a result of their participation in this offering) and commissions, we will be required to pay all expenses incurred by us related to any registration effected pursuant to the exercise of these registration rights. These expenses may include all registration and filing fees, printing expenses, fees and disbursements of our counsel, reasonable fees and disbursements of a counsel for the selling securityholders and blue sky fees and expenses. Additionally, we have agreed to indemnify selling securityholders for damages, and any legal or other expenses reasonably incurred, arising from or based upon any untrue statement of a material fact contained in any registration statement, an omission or alleged omission to state a material fact in any registration statement or necessary to make the statements therein not misleading, or any violation or alleged violation by the indemnifying party of securities laws, subject to certain exceptions.

PRIVATE PLACEMENT OF SECURITIES

On July 13, 2026, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) for a private placement (the “Private Placement”) with certain institutional and other accredited investors (each, a “Purchaser” and collectively, the “Purchasers”). The closing of the Private Placement occurred on July 15, 2026. The registration statement of which this prospectus is a part is being filed with the SEC in satisfaction of our obligations under the Registration Rights Agreement, dated as of July 13, 2026, by and among us and the Purchasers, which we entered into in connection with the Private Placement. We will not receive any of the proceeds from the sale of common stock being offered hereby.

Under the terms of the Purchase Agreement, we issued and sold (i) 1,626,015 shares of Common Stock, (ii) pre-funded warrants (“Pre-Funded Warrants”) to purchase 21,409,212 shares of Common Stock (“Pre-Funded Warrant Shares”), with an exercise price of $0.01 per share, (iii) accompanying Series A purchase warrants (“Series A Warrants”) to purchase 21,144,277 shares of Common Stock (“Series A Warrant Shares”), with an exercise price of $4.02 per share, and (iv) accompanying Series B purchase warrants (“Series B Warrants”) to purchase 33,797,214 shares of common stock (“Series B Warrant Shares”), with an exercise price of $5.03 per share. The combined effective purchase price per share of Common Stock (or Pre-Funded Warrant to purchase one share), and accompanying Series A Warrant to purchase approximately 0.91791 shares of Common Stock and Series B Warrant to purchase approximately 1.46720 shares of Common Stock, was $3.69 (less the exercise price of the Pre-Funded Warrant, if applicable), for aggregate gross proceeds of approximately $85 million, before deducting Private Placement expenses. Assuming the exercise in full of the Series A Warrants and Series B Warrants, there would be up to an additional $255 million in gross proceeds upon exercise of such warrants. For more information regarding the terms of the Pre-Funded Warrants, the Series A Warrants or the Series B Warrants, see “Description of Securities—2026 Private Placement Warrants.”

The Purchase Agreement contained customary representations and warranties of the Company, on the one hand, and the Purchasers, on the other hand, and customary conditions to closing. In addition, pursuant to the terms of the Purchase Agreement, we also agreed to increase the size of our board of directors to nine directors (provided that, on or prior to December 31, 2027, we shall use reasonable best efforts to cause the authorized number of directors to be reduced to eight), including two newly created Class III directorships under our certificate of incorporation, and, as promptly as reasonably practicable following a designation notice delivered by Commodore Capital Master LP to the Company, cause two individuals designated by Commodore Capital Master LP to be appointed to serve as directors in the newly created Class III directorships. We further agreed to take all action necessary and within our control to ensure that such designees continue to serve as directors at any time that Commodore Capital Master LP, together with its affiliates, beneficially owns at least 5% of our outstanding common stock, without giving effect to the beneficial ownership limitation provisions of any Pre-Funded Warrants held by such holders. In addition, pursuant to the terms of the Purchase Agreement, we further agreed that we shall not use the net proceeds of the Private Placement for business development purposes, for the redemption, repurchase, or other acquisition for value of any equity securities of the Company, or for the voluntary repayment, prepayment, redemption, or defeasance of any indebtedness for borrowed money of the Company prior to its stated maturity or scheduled due date.

Also on July 13, 2026, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers, which provides that we will register the resale of the Common Stock, the Pre-Funded Warrant Shares, Series A Warrant Shares and Series B Warrant Shares. We are required to prepare and file a registration statement with the Securities and Exchange Commission no later than August 29, 2026, and to use reasonable best efforts to have the registration statement declared effective by October 13, 2026, subject to certain exceptions.

We also agreed to, among other things, indemnify the Purchasers, their officers, directors, agents, partners, members, managers, stockholders, affiliates, investment advisers and employees under the registration statement from certain liabilities and pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to our obligations under the Registration Rights Agreement.

The Private Placement was exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering. The Purchasers did not acquire the securities with a view to or for sale in connection with any distribution thereof in violation of the Securities Act and appropriate legends were affixed to the securities issued in the transaction.

The registration statement on Form S-3 of which this prospectus is a part is being filed with the SEC with respect to the shares of Common Stock sold pursuant to the Purchase Agreement and the Pre-Funded Warrant Shares, Series A Warrant Shares and Series B Warrant Shares issuable upon exercise of the Pre-Funded Warrants, Series A Warrants and Series B Warrants sold pursuant to the Purchase Agreement, as applicable, in each case, in accordance with the aforementioned obligations in the Registration Rights Agreement.

SELLING SECURITYHOLDERS

This prospectus relates to the possible resale by the selling securityholders from time to time of up to an aggregate of 77,976,718 shares of our common stock, $0.01 par value per share (“Common Stock”). The selling securityholders are under no obligation to us to sell any of the shares of Common Stock covered by this prospectus and may sell all, some, or none of such shares. The term “selling securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer.

On July 13, 2026, we entered into a Securities Purchase Agreement (the “Purchase Agreement”), with the selling securityholders. Under the terms of the Purchase Agreement, we issued and sold (i) 1,626,015 shares of Common Stock, (ii) pre-funded warrants (“Pre-Funded Warrants”) to purchase 21,409,212 shares of Common Stock (“Pre-Funded Warrant Shares”), (iii) accompanying Series A purchase warrants (“Series A Warrants”) to purchase 21,144,277 shares of Common Stock (“Series A Warrant Shares”), and (iv) accompanying Series B purchase warrants (“Series B Warrants”) to purchase 33,797,214 shares of common stock (“Series B Warrant Shares”). For more information, see “Private Placement of Securities.” This prospectus relates to the possible resale by the selling securityholders from to time of the shares of Common Stock sold pursuant to the Purchase Agreement and the Pre-Funded Warrant Shares, Series A Warrant Shares and Series B Warrant Shares issuable upon exercise of the Pre-Funded Warrants, Series A Warrants and Series B Warrants, as applicable, sold pursuant to the Purchase Agreement.

The following table sets forth information concerning the shares of Common Stock that may be offered from time to time by each selling securityholder. The number of shares beneficially owned by each selling securityholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the selling securityholder has sole or shared voting power or investment power. Percentage ownership is based on 45,009,670 shares of Common Stock outstanding as of July 31, 2026. In computing the number of shares beneficially owned by a selling securityholder and their percentage ownership, shares of Common Stock subject to options, warrants or other rights held by such selling securityholder that are currently exercisable or will become exercisable within 60 days of July 31, 2026 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other selling securityholder. Further, solely in computing the percentage ownership of a selling securityholder (but not in computing the number of shares beneficially owned by such selling securityholder), we have given effect to the applicable beneficial ownership limitation provisions contained in the options, warrants or other rights held by such selling securityholder and further described in the footnotes applicable to such selling securityholder. For purposes of this table, we have assumed that the selling securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering. Each of the selling securityholders listed has sole voting and investment power with respect to the shares beneficially owned by the selling securityholder unless noted otherwise.

The information in the following table has been provided to us by or on behalf of the selling securityholders and the selling securityholders may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. A selling securityholder may sell all, some or none of its securities in this offering. See “Plan of Distribution.”

	Common Stock Beneficially Owned Before this Offering		Maximum Number of Shares of Common Stock that May be Sold Pursuant to this Prospectus	Common Stock Beneficially Owned Upon Completion of this Offering

Selling Securityholder	Number	Percentage		Number	Percentage
Entities Affiliated with Invus (1)	5,651,115	9.9%	4,586,865	1,064,250	2.2%
Commodore Capital Master LP (2)	40,120,989	4.9%	38,070,989	2,050,000	2.5%

	Common Stock Beneficially Owned Before this Offering		Maximum Number of Shares of Common Stock that May be Sold Pursuant to this Prospectus	Common Stock Beneficially Owned Upon Completion of this Offering

Selling Securityholder	Number	Percentage		Number	Percentage
Ligand Pharmaceuticals Incorporated (3)	1,784,424	3.9%	917,372	867,052	1.9%
RA Capital Healthcare Fund, L.P. (4)	27,056,329	9.9%	22,934,329	4,122,000	6.1%
TCG Crossover Fund III, L.P. (5)	12,071,055	9.9%	11,467,163	603,892	1.1%

(1)

Includes (a)(i) 2,119,316 outstanding shares of Common Stock, (ii) 1,110,934 shares of Common Stock issuable upon exercise of the Series A Warrants, and (iii) 1,775,727 shares of Common Stock issuable upon exercise of the Series B Warrants held by Invus Public Equities, L.P. (“Invus Public Equities”), and (b)(i) 299,947 outstanding shares of Common Stock, (ii) 132,847 shares of Common Stock issuable upon exercise of the Series A Warrants and (iii) 212,344 shares of Common Stock issuable upon exercise of the Series B Warrants held by Avicenna Life Sci Master Fund LP (“Avicenna Fund”), in each case, subject to the beneficial ownership limitation described below. Each of Invus Public Equities and Avicenna Fund is prohibited from exercising the Series A Warrants or Series B Warrants if, as a result of such exercise, it, together with its affiliates and other persons for whom beneficial ownership would be aggregated, would beneficially own more than 9.99% of the total number of shares of Common Stock then issued and outstanding immediately after giving effect to the exercise (which is referred to as the “beneficial ownership limitation”), which percentage may be increased at a holder’s election upon 61 days’ notice to the Company (but not in excess of 19.99%). Invus Public Equities Advisors, LLC (“Invus PE Advisors”), as the general partner of Invus Public Equities, controls Invus Public Equities and, accordingly, may be deemed to beneficially own the shares of Common Stock directly held by Invus Public Equities. Invus Global Management, LLC (“Global Management”), as the managing member of Invus PE Advisors, controls Invus PE Advisors and, accordingly, may be deemed to beneficially own the shares of Common Stock that Invus PE Advisors may be deemed to beneficially own. Siren, L.L.C. (“Siren”), as the managing member of Global Management, controls Global Management and, accordingly, may be deemed to beneficially own the shares of Common Stock that Global Management may be deemed to beneficially own. Avicenna Life Sci Master GP LLC (“Avicenna GP”), as the general partner of Avicenna Fund, controls Avicenna Fund and, accordingly, may be deemed to beneficially own the shares of Common Stock directly held by Avicenna Fund. Ulys, L.L.C. (“Ulys”), as the managing member of Avicenna GP, controls Avicenna GP and, accordingly, may be deemed to beneficially own the shares of Common Stock that Avicenna GP may be deemed to beneficially own. Mr. Raymond Debbane, as the managing member of Siren and Ulys, controls Siren and Ulys and, accordingly, may be deemed to beneficially own the shares of Common Stock that Siren and Ulys may be deemed to beneficially own. The business address of Invus Public Equities and Avicenna Fund is 750 Lexington Ave, 30th Floor, New York, NY 10022.

(2)

Includes (i) 2,050,000 outstanding shares of Common Stock, (ii) 11,246,612 shares of Common Stock issuable upon exercise the Pre-Funded Warrants, (iii) 10,323,383 shares of Common Stock issuable upon exercise the Series A Warrants, and (iv) 16,500,994 shares of Common Stock issuable upon exercise the Series B Warrants, in each case, subject to the beneficial ownership limitation described below. Each of the Pre-Funded Warrants, the Series A Warrants and the Series B Warrants contains a provision which precludes exercise of such warrants to the extent that, following exercise, Commodore Capital Master LP (the “Commodore Master”), together with its affiliates and other attribution parties, would own more than 4.99% of the Common Stock outstanding (which is referred to as the “beneficial ownership limitation”). Commodore Capital LP (the “Commodore Capital”), as the investment manager to Commodore Master, may be deemed to beneficially own the securities described above. Michael Kramarz and Robert Egen Atkinson are the managing partners of Commodore Capital and exercise investment discretion with respect to such securities. The address for Commodore Master is 444 Madison Avenue, Floor 35, New York, NY 10022.

(3)

Includes (i) 271,002 outstanding shares of Common Stock, (ii) 248,756 shares of Common Stock issuable upon exercise the Series A Warrants, (iii) 397,614 shares of Common Stock issuable upon exercise the Series B Warrants and (iv) 867,052 shares of Common Stock issuable upon exercise of that certain 2024 A Warrant issued on May 6, 2024. In addition, each of the Series A Warrants and the Series B Warrants contains a provision which precludes exercise of such warrants to the extent that, following exercise, Ligand Pharmaceuticals Incorporated (“Ligand”), together with its affiliates and other attribution parties, would own more than 4.99% of the common stock outstanding (which is referred to as the “beneficial ownership limitation”), which percentage may be increased at a holder’s election upon 61 days’ notice to the Company (but not in excess of 19.99%). Todd Davis is the Chief Executive Officer of Ligand. The address for Ligand is 555 Heritage Drive, Suite 200, Jupiter, FL 33458.

(4)

RA Capital Healthcare Fund, L.P. (the “Fund”) beneficially holds (i) 4,122,000 outstanding shares of Common Stock; (ii) 6,775,067 shares of Common Stock issuable upon exercise the Pre-Funded Warrants; (iii) 6,218,905 shares of Common Stock issuable upon exercise the Series A Warrants; and (iv) 9,940,357 shares of Common Stock issuable upon exercise the Series B Warrants, in each case, subject to the beneficial ownership limitation described below. Each of the Pre-Funded Warrants, the Series A Warrants and the Series B Warrants contains a provision which precludes exercise of such warrants to the extent that, following exercise, the Fund, together with its affiliates and other attribution parties, would own more than 9.99% of the Common Stock outstanding (which is referred to as the “beneficial ownership limitation”), which percentage may be increased at a holder’s election upon 61 days’ notice to the Company (but not in excess of 19.99%). RA Capital Healthcare Fund GP, LLC is the general partner of the Fund. The general partner of RA Capital Management, L.P. (“RA Capital”) is RA Capital Management GP, LLC, of which Peter Kolchinsky, Ph.D. and Rajeev Shah are the controlling persons. RA Capital serves as investment adviser for the Fund and may be deemed a beneficial owner, for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, of any securities of the Company held by the Fund. The Fund has delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in the Fund’s portfolio, including the shares of the Company’s common stock described above. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners of any securities of the Company beneficially owned by RA Capital. The address for the Fund is c/o RA Capital Management, L.P., 200 Berkeley Street, 18th Floor, Boston, MA 02116.

(5)

Includes (i) 603,892 outstanding shares of Common Stock, (ii) 3,387,533 shares of Common Stock issuable upon exercise the Pre-Funded Warrants, (iii) 3,109,452 shares of Common Stock issuable upon exercise the Series A Warrants, and (iv) 4,970,178 shares of Common Stock issuable upon exercise the Series B Warrants, in each case, subject to the beneficial ownership limitation described below. Each of the Pre-Funded Warrants, the Series A Warrants and the Series B Warrants contains a provision which precludes exercise of such warrants to the extent that, following exercise, TCG Crossover Fund III, L.P. (“TCGX”), together with its affiliates and other attribution parties, would own more than 9.99% of the common stock outstanding (which is referred to as the “beneficial ownership limitation”), which percentage may be increased at a holder’s election upon 61 days’ notice to the Company (but not in excess of 19.99%). TCG Crossover GP III, LLC is the general partner of TCGX and may be deemed to have voting, investment, and dispositive power with respect to the securities held of record by TCGX. Chen Yu is the sole managing member of TCG Crossover GP III, LLC and may be deemed to share voting, investment and dispositive power with respect to the securities held of record by TCGX. The address of TCGX is 245 Lytton Ave., Suite 350, Palo Alto, CA 94301.

PLAN OF DISTRIBUTION

The selling securityholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in common stock on any stock exchange, market or trading facility on which the common stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling securityholders may use any one or more of the following methods when disposing of the shares or interests therein:

•	distributions to members, partners, stockholders or other equityholders of the selling securityholders;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	to or through broker-dealers or underwriters;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any of the above methods of disposition; or

•	any other method permitted pursuant to applicable law.

The selling securityholders may also sell shares under Rule 144 or Rule 904 under the Securities Act, if available, or Section 4(a)(1) under the Securities Act, rather than under this prospectus.

Broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling securityholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell common stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(7) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus.

Upon being notified in writing by a selling securityholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling securityholder and of the participating broker-dealer(s), (ii) the number of shares of common stock involved, (iii) the price at which such common stock was sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon being notified in writing by a selling securityholder that a donee or pledgee intends to sell more than 500 shares of common share, we will file a supplement to this prospectus if then required in accordance with applicable securities law.

The selling securityholders also may transfer the common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the common stock or interests in common stock, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling securityholders may also sell common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling securityholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any profits realized by such selling securityholders or compensation received by such broker-dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act. The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority (FINRA) or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.

We have advised the selling securityholders that they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended, during such time as they may be engaged in a distribution of the shares. The foregoing may affect the marketability of the common stock.

The aggregate proceeds to the selling securityholders from the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.

We have agreed with the selling securityholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (a) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement that we filed with the SEC and this prospectus, and (b) such time as all of the shares covered by this prospectus constitute have been sold under Rule 144 promulgated under the Securities Act or may be sold pursuant to such Rule 144 without any restrictions.

LEGAL MATTERS

The validity of the common stock being offered by this prospectus has been passed upon for us by Latham & Watkins LLP.

EXPERTS

The consolidated financial statements of Agenus Inc. as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2025 consolidated financial statements contains an explanatory paragraph that states that the Company’s recurring losses from operations and net capital deficiency raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$83,942
Printing expenses	10,000
Legal fees and expenses	75,000
Accounting fees and expenses	30,000
Blue Sky, qualification fees and expenses	15,000
Transfer agent fees and expenses	10,000
Miscellaneous	1,058

Total	$225,000

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law permits, in general, a Delaware corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or served another business enterprise in any capacity at the request of the corporation, against liability incurred in connection with such proceeding, including the expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, additionally had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation’s power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit, provided that no indemnification shall be provided in such actions in the event of any adjudication of negligence or misconduct in the performance of such person’s duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply. Section 145 of the Delaware General Corporation Law also permits, in general, a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred by such person in such capacity, whether or not the corporation would have the power to indemnify such person against such liability.

We have entered into indemnification agreements with each of our directors and certain executive officers and have obtained insurance covering our directors and officers against losses and insuring us against certain of our obligations to indemnify our directors and officers.

Our Sixth Amended and Restated By-Laws provide that we shall indemnify each of our directors and officers, to the maximum extent permitted from time to time by law, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by reason of the fact that he or she is a director or officer.

This right of indemnification conferred in our Sixth Amended and Restated By-Laws is not exclusive of any other right. In addition, as permitted by Section 102 of the Delaware General Corporation Law, our Amended and Restated Certificate of Incorporation, as amended, includes a provision that eliminates the personal liability of our directors for monetary damages for breach of their fiduciary duty as directors except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

These indemnification provisions may be sufficiently broad to permit indemnification of our directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 16. Exhibits

Exhibit Number	Exhibit Description

3.1	Amended and Restated Certificate of Incorporation of Antigenics Inc. filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-29089) filed on June 10, 2002 and incorporated herein by reference.

3.1.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Antigenics Inc. filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-29089) filed on June 11, 2007 and incorporated herein by reference.

3.1.2	Certificate of Ownership and Merger changing the name of the corporation to Agenus Inc. filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-29089) filed on January 6, 2011 and incorporated herein by reference.

3.1.3	Certificate of Second Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-29089) filed on September 30, 2011 and incorporated herein by reference.

3.1.4	Certificate of Third Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. filed as Exhibit 3.1.4 to our Quarterly Report on Form 10-Q (File No. 000-02089) for the quarter ended June 30, 2012 and incorporated herein by reference.

3.1.5	Certificate of Fourth Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-29089) filed on April 25, 2014 and incorporated by reference herein.

3.1.6	Certificate of Fifth Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-29089) filed on June 16, 2016 and incorporated by reference herein.

3.1.7	Certificate of Sixth Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-29089) filed on June 24, 2019 and incorporated herein by reference.

3.1.8	Certificate of Seventh Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-29089) filed on August 5, 2022 and incorporated herein by reference.

3.1.9	Certificate of Eighth Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. Filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 0-29089) filed on April 5, 2024 and incorporated herein by reference.

3.2	Sixth Amended and Restated By-laws of Agenus Inc. filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-29089) filed on March 25, 2022 and incorporated herein by reference.

4.1	Form of Pre Funded Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8 K, filed with the SEC on July 13, 2026).

Exhibit Number	Exhibit Description

4.2	Form of Series A Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8 K, filed with the SEC on July 13, 2026).

4.3	Form of Series B Warrant (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8 K, filed with the SEC on July 13, 2026).

5.1*	Opinion of Latham & Watkins LLP.

10.1	Form of Securities Purchase Agreement, dated July 13, 2026, by and between Agenus Inc. and each purchaser thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 13, 2026).

10.2	Form of Registration Rights Agreement, dated July 13, 2026, by and between Agenus Inc. and the other parties thereto (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on July 13, 2026).

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP, an independent registered public accounting firm.

24.1	Power of Attorney (included in the signature page to this Registration Statement).

107*	Calculation of Registration Fee

*	Filed herewith.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided however, that paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section

15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on this 7th day of August, 2026.

AGENUS INC.

By:	/s/ Garo H. Armen, Ph.D.
Garo H. Armen, Ph.D.
Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Garo H. Armen, Ph.D., his or her true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all supplements amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the dates indicated by the following persons in the capacities indicated.

SIGNATURE	TITLE	DATE

/s/ Garo H. Armen, Ph.D. Garo H. Armen, Ph.D.	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive and Financial Officer)	August 7, 2026

/s/ Jennifer S. Buell, Ph.D. Jennifer S. Buell, Ph.D.	Director	August 7, 2026

/s/ Brian Corvese Brian Corvese	Director	August 7, 2026

/s/ Tom Harrison Tom Harrison	Director	August 7, 2026

/s/ Susan Hirsch Susan Hirsch	Director	August 7, 2026

/s/ Marco Tullio Marcucci Marco Tullio Marcucci	Director	August 7, 2026

/s/ Timothy R. Wright Timothy R. Wright	Director	August 7, 2026